SETTLEMENT AND NON-COMPETITION AGREEMENT This Settlement and Non-Competition Agreement (the "Agreement") is entered into as of February 25, 2026, effective as of the Effective Date (as defined below), by and between Rocco F. Arcuri, Sr. (the "Executive") and Adirondack Bank, a New York bank ("Bank") and a wholly owned subsidiary of Adirondack Bancorp, Inc. ("Company"). The Executive and Bank are sometimes referred to as the "Parties" for purposes of this Agreement. WITNESS ETH: WHEREAS, concurrently with the execution of this Agreement, Arrow Financial Corporation and Adirondack Bancorp, Inc. (the "Company") have entered into an Agreement and Plan of Merger, dated as of February 25, 2026 (the "Merger Agreement"), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and WHEREAS, the Bank desires to retain the Executive upon the Closing, and the Executive is willing to be retained by the Bank pursuant to this Agreement; and WHEREAS, Executive and the Bank desire to enter into this Agreement, which terminates the employment agreement by and between Executive and the Bank, entered into on December 7, 2023, effective as of January 1, 2024 (the "Employment Agreement") as of the Effective Date, and in consideration for terminating the Employment Agreement, the Executive shall be entitled to payment set forth herein. NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Consideration for Tenninating Employment Agreement. Immediately prior to the Closing Date, provided the Executive has not voluntarily terminated employment with the Bank or experienced a Termination for Cause (as defined in the Employment Agreement) prior to the Closing Date, the Bank shall pay to the Executive a lump-sum cash amount equal to $266,909, less applicable tax withholdings as consideration for terminating the Employment Agreement (the total of such sum, the "Termination Amount") with such amount to be further reduced pursuant to Section 5 hereof as may be needed. The Termination Amount shall be paid to the Executive in a lump sum immediately prior to the Closing Date. 2. Complete Satisfaction. In consideration of the payment of the Termination Amount, the Parties hereby agree that the payment of the Termination Amount in accordance with Section 1 (and subject to Section 5 below) shall be in complete satisfaction of all rights to payments and benefits due to the Executive under the Employment Agreement, and the Employment Agreement shall be cancelled in its entirety, and the parties thereto shall have no further rights or obligations thereunder. For the avoidance of doubt, the payment of the Termination Amount under this Agreement shall not release the Bank or its successor, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages earned up to the Effective Date; (b) the payment of any of the Executive's vested benefits under any tax-qualified and non-qualified plans of the Bank or the Company; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Company or the Bank to the Executive and outstanding immediately prior to the Effective 1670/4919-9256-1041-v1}

Date; (d) the payment of the Merger Consideration with respect to the Company common stock owned by Executive, as contemplated by the Merger Agreement; (e) rights to indemnification under applicable corporate law, the organizational documents of the Bank or the Company, as an insured under any director's and officer's liability insurance policy new or previously in force, or pursuant to the Merger Agreement; or (f) the Executive's right to elect health care continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") (if the Executive is eligible for COBRA coverage). 3. Consideration for Covenant Not to Compete and Covenant Not to Solicit. Three (3) days prior to, or on the day before, the Closing Date, provided the Executive has not terminated employment with the Bank prior to the Closing Date, the Bank shall pay to the Executive a lump-sum cash amount equal to $1,735,000, less applicable tax withholdings thereon and applicable tax withholding on all other deferred compensation or other in-kind compensation that shall vest or be paid as a result of the Closing of the transaction set forth in the Merger Agreement, solely as consideration for a covenant not to compete and a covenant not to solicit for the benefit of Arrow Financial Corporation (the total of such sum, the "Non-Competition Amount"). The Non-Competition Amount less the applicable tax withholdings set forth above shall be paid to the Executive in a lump sum three (3) days prior to, or on the day before, the Closing Date. 3.1 In consideration of the Non-Competition Amount to be paid to Executive under this Agreement, the Executive hereby covenants and agrees that, for a period of six (6) months following the Closing Date or for the period of Executive's employment with Arrow Bank, if later, he shall not, without the written consent of the Company or the Bank, or their successors, including Arrow Financial Corporation or Arrow Bank, either directly or indirectly: (i) solicit, offer employment to, or take any other action intended ( or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Company or the Bank, or their successors, including Arrow Financial Corporation or Arrow Bank, or any of its respective subsidiaries or affiliates, to terminate his or her employment with the Company or the Bank, or their successors, including Arrow Financial Corporation or Arrow Bank and/or accept employment with another employer; (ii) become an officer, employee, consultant, director, trustee, independent contractor, agent, joint venturer, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, any mortgage or loan broker or any other entity that competes with the business of the Company or the Bank, or their successors, including Arrow Financial Corporation or Arrow Bank or any of their direct or indirect subsidiaries or affiliates that is headquartered in the New York county of Oneida; or (iii) solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer or vendor of the Company or the Bank, or their successors, Arrow Financial Corporation or Arrow Bank to terminate an existing business or commercial relationship with the Company or the Bank, or their successors, including Arrow Financial Corporation or Arrow Bank. 2 1670/4919-9256-1041-v1}

3.2 Enforcement. Payment of the Non-Competition Amount shall be subject to the Executive's compliance with this Section 3. The Parties hereto, recognizing that irreparable injury will result to Arrow Financial Corporation or Arrow Bank, its business and property in the event of the Executive's breach of Section 3 of this Agreement, agree that, in the event of any such breach by the Executive, Arrow Financial Corporation or Arrow Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive and all persons acting for or with the Executive. The Executive represents and admits that the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than at Arrow Financial Corporation or Arrow Bank, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Arrow Financial Corporation or Arrow Bank from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the Executive. 4. Employment with Arrow Bank. As of the Closing and during the Term, Executive will accept employment with Arrow Bank and provide services to Arrow Bank pursuant to the terms of the separate Employment Agreement which shall be executed and entered into by Executive on the same date as this Agreement (the "Arrow Employment Agreement"). 5. Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Termination Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Bank or the Company would constitute an "excess parachute payment," payments pursuant to this Agreement shall be reduced prior to payment to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this Section 5 shall be made by the tax advisors of the Company and Arrow Financial Corporation, whose determination shall be conclusive and binding upon the Executive. The parties hereby agree that the Termination Amount as determined in the manner provided under Section 1 and Section 5 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment. 6. 2026 Cash Bonus. The Parties agree that the Termination Amount is based, in part, on an estimated 2026 pro-rata cash bonus, with an assumed Closing Date on June 30, 2026. If the Closing Date occurs after June 30, 2026, the Bank will pay the Executive an additional pro-rata cash bonus, reflecting the period between June 30, 2026 and the Closing Date, with such amount to be reduced, as applicable to comply with Section 5 hereof. For purposes of clarity, the 2026 pro-rata cash bonus will be paid and determined in accordance with the terms and conditions of the Merger Agreement. 7. General. 7 .1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, successors, assigns, and legal representatives. 7.2 Final Agreement. This Agreement represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral (except for the Arrow Employment Agreement). The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the Parties. 3 1670/4919-9256-1041-v1}

7.3 Withholdings. The entity paying the Termination Amount and Non- Competition Amount may withhold from the amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation. The entity paying the Base Salary may withhold therefrom the amounts as may be required to be withheld pursuant to applicable law or regulation for federal, state, or local taxes. 7.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of New York, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws. 7.5 Voluntary Action and Waiver. Executive acknowledges that by his free and voluntary act of signing below, Executive agrees to all the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement. 7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. 8. Code Section 409A Compliance. The intent and belief of the Parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with Code Section 409A. 9. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall become effective on the date that the Effective Time occurs (the "Effective Date") and be subject to consummation of the Merger in accordance with the terms of the Merger Agreement. In the event the Merger Agreement is terminated for any reason, or the Merger does not occur, this Agreement shall be deemed null and void ab initio. [SIGNATURE PAGE FOLLOWS] 4 1670/4919-9256-1041-v1}

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above to become effective as specified herein. EXECUTIVE ADIRONDACK BANK Authorized representative of the Board of Directors Authorized representative of the Board of Directors (Solely with respect to Sections 3 and 4 of this Agreement) A��upRPORATION. t· �fl) Wtwo Authorized representative of the Board of Directors (Solely with respect to Sections 3 and 4 of this Agreement) 1670/4919-9256-1041-v1}